UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Accounting Officer

CECO Environmental Corp. (“CECO” or the “Company”) announced on June 29, 2023 that Paul Gohr, its Chief Accounting Officer, will cease serving as the Company’s Chief Accounting Officer, effective August 31, 2023 (the “Effective Date”). Mr. Gohr has agreed to stay through the Effective Date to facilitate a smooth and orderly transition of his responsibilities and will continue to be compensated in accordance with existing arrangements until the Effective Date. In conjunction with his departure from the Company, Mr. Gohr and the Company will enter into a written separation agreement and release providing for certain severance payments and benefits to Mr. Gohr and a general release of claims in favor of the Company.

Appointment of Chief Accounting Officer

The Company also announced on June 29, 2023 the appointment of Kiril Kovachev, 48, as the Company’s Chief Accounting Officer, effective September 1, 2023. Prior to September 1, 2023, Mr. Kovachev will serve as the Company's Vice President, Global Controller. From 2014 to the present, Mr. Kovachev was employed by Lennox International Inc., where he served as Senior Director, Corporate Accounting and Consolidations from 2018 to 2023; Senior Director, Worldwide Refrigeration Segment from 2016 to 2018; Senior Director, Global Business Processes, Residential and Commercials Segments from 2015 to 2016; and Senior Director, Global Controller Worldwide Refrigeration Segment from 2014 to 2015. Before joining Lennox International, Mr. Kovachev spent ten years in accounting, finance and reporting leadership roles at Celanese Corp. and IBM Corp. Mr. Kovachev also spent six years in public accounting, most recently as Audit Manager in Deloitte & Touche's Assurance Practice.

Mr. Kovachev holds a bachelor's degree in accounting from the University of Bridgeport and an MBA from New York University. He is a Certified Public Accountant.

In addition to customary employee benefits, Mr. Kovachev will be eligible to receive the following compensation:

•
Initial base salary of $255,000 per year;
•
Participation in the Company’s annual incentive program with a target opportunity equal to 40% of earned base wages (with actual payout ranging from 0-120% of target based on performance);
•
Annual participation in the Company’s long-term equity program at a target value of $100,000 of service-based restricted stock units (“RSUs”), inclusive of a 2023 grant of $100,000 of service-based RSUs vesting in four equal annual installments; and
•
An initial cash bonus payment of $75,000 (subject to repayment for a voluntary termination within 12 months).

In terms of severance benefits, Mr. Kovachev will participate in the Company’s Executive Change in Control Severance Plan, as may be in place from time to time, as a Tier II participant effective September 1, 2023.

There are no family relationships between Mr. Kovachev and any director or other executive officer. There are no arrangements or understandings between Mr. Kovachev and any other persons pursuant to which he was selected as an officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2023	CECO Environmental Corp.

	By:	/s/ Joycelynn Watkins-Asiyanbi
Joycelynn Watkins-Asiyanbi
SVP, Chief Administrative and Legal Officer and Corporate Secretary